QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4(b)

         KAISER GROUP HOLDINGS, INC.,

as Issuer

and

THE BANK OF NEW YORK,

as Trustee

INDENTURE

Dated as of                            , 2002

$40,000,000

8 1/4% Senior Notes due 2007

CROSS-REFERENCE TABLE*

@@Trust Indenture Act Section		Indenture Section
310		7.09
	(a)(2)	7.09
	(a)(3)	N/A
	(a)(4)	N/A
	(a)(5)	**
	(b)	7.07
	(c)	N/A
311	(a)	**
	(b)	**
	(c)	N.A.
312	(a)	**
	(b)	**
	(c)	**
313	(a)	7.10
	(b)	7.10
	(c)	7.10
	(d)	7.10
314	(a)(1)	4.10
	(a)(2)	**
	(a)(3)	**
	(a)(4)	10.04
	(b)	N.A.
	(c)(1)	10.03
	(c)(2)	10.03
	(c)(3)	N.A.
	(d)	N.A.
	(e)	10.04
	(f)	N.A.
315	(a)	7.01(2)
	(b)	7.05, 10.02
	(c)	7.01(1)
	(d)	7.01(3)
	(e)	6.11
316	(a)(last sentence)	2.08
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	9.04
317	(a)(1)	7.08
	(a)(2)	7.09
	(b)	2.04
318	(c)	10.01

N.A. means not applicable.

*
This Cross-Reference Table is not part of the Indenture.

**
Included pursuant to Section 318(c) of the Trust Indenture Act of 1939.

i

ii

iii

        INDENTURE dated as of                            , 2002, between Kaiser Group Holdings, Inc., a Delaware corporation as issuer (the "Company"), and The Bank of New York, a New York banking corporation (the "Trustee").

        The Company has duly authorized the creation of an issue of 8 1/4% Senior Notes due 2007 (the "Notes"), to be issued and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the legal, valid and binding obligations of the Company, and to make this Indenture a legal, valid and binding agreement of the Company, have been done.

        Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE 1

DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01    Definitions

        "Affiliate" of any Person means any Person (i) which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person, (ii) which beneficially owns or holds 10% or more of any class of the Voting Stock of the referent Person or (iii) of which 10% or more of the Voting Stock (or, in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held by the referent Person. For purposes of this definition, control of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" shall not include, with respect to the Company or any Wholly Owned Subsidiary of the Company, (a) any Wholly Owned Subsidiary of the Company or (b) any Subsidiary of the Company that is not a Wholly Owned Subsidiary or any Joint Venture, provided that such Subsidiary or Joint Venture is not under the control of, and does not have any Capital Stock (other than directors' qualifying shares) or Indebtedness owned or held by, any Affiliate of the Company.

        "Agent" means any Registrar or Paying Agent.

        "Attributable Indebtedness," when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the greater of (i) the fair market value of the property subject to such Sale and Leaseback Transaction and (ii) the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

        "Base Fixed Charges" means (i) all past accrued but unpaid cash dividends and interest on Base Obligations plus (ii) the next scheduled quarterly payments of cash dividends and interest on Base Obligations.

        "Base Obligations" means the liquidation preference of the Preferred Stock plus the principal amount of the Notes, in each case outstanding after the completion of the exchange of Notes for Preferred Stock registered on the Company's Form S-4 Registration Statement filed with the SEC, Registration No. 333-                        .

        "Board of Directors" for any Person means the Board of Directors of such Person or any authorized committee of the Board of Directors of such Person.

        "Board Resolution" for any Person means a duly adopted resolution of the Board of Directors of such Person.

        "Business Day" means any day other than a Legal Holiday.

        "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (including without limitation common stock, preferred stock and partnership and joint venture interests) of such Person.

        "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

        "Cash Equivalents" means: (i) obligations issued or unconditionally garanteed by the United States of America or any agency thereof or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America; (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard & Poor's Corporation and maturing not more than one year from the date of creation thereof; and (iii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation.

        "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

        "Company" means (i) Kaiser Group Holdings, Inc., a Delaware corporation, and (ii) subject to the provisions of Article 5, in replacement of or in addition to Kaiser Group Holdings, Inc., as the case may be, any successor of Kaiser Group Holdings, Inc.

        "Company Order" means a written order or request signed in the name of the Company by its Chairman, President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        "Consolidated Tangible Net Worth" of any Person as of any date means the stockholders' equity (including any preferred stock that is classified as equity under GAAP) of such Person (excluding any assets that would be classified as "intangible assets" under GAAP) on a consolidated basis at such date, as determined in accordance with GAAP.

        "Corporate Trust Office of the Trustee" means the address of the Trustee specified in Section 10.02 or such other address as the Trustee may give notice to the Company.

        "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

        "Depositary" means, with respect to the Puts and the KGP Put Agreement, The Bank of New York (including its successors and assigns).

        "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

        "Disqualified Stock" means any Capital Stock that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by the issuer thereof or any of its Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the final maturity date of the Notes (provided, however, that the Preferred Stock outstanding on the date of this Indenture shall not constitute Disqualified Stock).

        "Excess Proceeds" means the net after-tax proceeds received by KGP from (i) any cash distributions from Kaiser-Hill through K-H Holdings, that, on a quarterly basis, exceed 2.8 times the amount of cash required to pay all Base Fixed Charges, (ii) the disposition of any interest in Kaiser-Hill either by means of a disposition by KGP of shares of K-H Holdings or a disposition by K-H Holdings of all or part of its interest in Kaiser-Hill, (iii) any extraordinary distribution from Kaiser-Hill through K-H Holdings, as reasonably determined by the Board of Directors of the Company, and (iv) any interest paid on Excess Proceeds held by the Depositary. Any and all Excess Proceeds distributed to KGP by the Depositary pursuant to Section 3.04(d) of the KGP Put Agreement shall become operating capital of KGP and shall not then be subject to Section 3.01(c) hereof. For purposes of this definition, "net after-tax proceeds" means the aggregate proceeds received by KGP as a result of any of the transactions described in clauses (i), (ii), (iii) or (iv) of this definition of "Excess Proceeds" after providing for any and all taxes that may be or become due relating to such transaction by any member of the Company's consolidated tax group (for United States federal income tax purposes), as reasonably determined by the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

        "Global Note" means a security evidencing all or a portion of the Notes issued to the Depository or its nominee in accordance with Section 2.01 and bearing the legend set forth in Exhibit B.

        "Holder" means a Person holding a Note.

        "Indebtedness" of any Person at any date means, without duplication: (i) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit issued for the benefit of, or surety or performance bonds issued by, such Person in the ordinary course of business to the extent such letters of credit are not drawn upon; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which payable is not overdue according to industry practice or the original terms of sale unless such payable is being contested in good faith; (v) all Capitalized Lease Obligations of such Person; (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (vii) all Indebtedness of others guaranteed by, or otherwise the liability of, such Person to the extent of such guarantee or liability; and (viii) all Attributable Indebtedness.

        "Indenture" means this Indenture as amended, supplemented or modified from time to time.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

        "Interest Payment Date" has the meaning assigned to such term in the Notes.

        "Investments" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions or similar credit extensions constituting Indebtedness of such Person, and any guarantee of Indebtedness of any other Person, (ii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iii) all other items that would be classified as investments (including without limitation purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; provided, however, that advances to employees and extensions of trade credit and advances to customers and suppliers and other contractual and trade relationships, requiring repayment within reasonable commercial periods, to the extent made in the ordinary course of business consistent with past practice and in accordance with normal industry practice, shall not be deemed to constitute Investments.

        "Joint Venture" means (i) a corporation of which less than a majority of the aggregate voting power of all classes of the Common Equity is owned by the Company or its Restricted Subsidiaries and (ii) any entity other than a corporation in which the Company and its Restricted Subsidiaries own less than a majority of the Common Equity of such entity.

        "Kaiser-Hill" means Kaiser-Hill Company, LLC, a Colorado limited liability company and an indirect 50% owned subsidiary of KGP.

        "Kaiser-Hill Excess Proceeds Triggering Event" means any event that results in the receipt by KGP of Excess Proceeds (other than the payment of interest on Excess Proceeds); provided, however, in the event that KGP receives Excess Proceeds within twelve (12) months of a previous Kaiser-Hill Excess Proceeds Triggering Event, then such Kaiser-Hill Excess Proceeds Triggering Event shall be deemed to have occurred on the date that is the earlier of (i) twelve (12) months following the previous Kaiser-Hill Excess Proceeds Triggering Event or (ii) the date on which there is an aggregate of three million dollars ($3,000,000) or more of Excess Proceeds.

        "Kaiser International" means Kaiser Group International, Inc., a Delaware corporation, which is a wholly owned subsidiary of the Company and the owner of 100% of the Common Equity of KGP.

        "KGP" means Kaiser Government Programs, Inc., a Delaware corporation which is a wholly owned subsidiary of Kaiser International and the owner of 100% of the Common Equity of K-H Holdings.

        "KGP Put Agreement" means the Put Agreement dated September 1, 2000 by and among KGP, the Company, K-H Holdings and the Depositary (as amended and restated as of                        , 2002).

        "K-H Holdings" means Kaiser K-H Holdings, Inc., a Delaware corporation which is a wholly-owned subsidiary of KGP and the owner of 50% of the interests of Kaiser-Hill.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including without limitation any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

        "Notes" means the 8 1/4% Senior Notes due 2007 of the Company issued pursuant to this Indenture.

        "Officer" means the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary or any Vice President of the Company, or any other authorized representative designated by the Board of Directors of the Company.

        "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Company's Chief Executive Officer, Chief Financial Officer or Controller.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

        "Partial Guarantee" means the guarantee substantially in the form of Exhibit D to this Indenture executed and delivered by the Partial Guarantor

        "Partial Guarantor" means KGP.

        "Payment Restriction", with respect to a Subsidiary of any Person, means any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person or (c) transfer any of its properties or assets to such Person or any other Subsidiary of such Person or (ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances or (c) transfer of properties or assets.

        "Permitted Investments" means: (i) direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof, in each case maturing within 180 days of the date of acquisition thereof; (ii) certificates of deposit or Eurodollar deposits, due within 180 days of the date of acquisition thereof, with a commercial bank which is organized under the laws of the United States of America or any state thereof having capital funds of at least $500,000,000 or more; and (iii) commercial paper given the highest rating by two established national credit rating agencies and maturing not more than 180 days from the date of acquisition thereof.

        "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

        "Physical Notes" shall have the meaning given such term in Section 2.01.

        "Plan of Liquidation," with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to Holders of Capital Stock of such Person.

        "Preferred Stock" means the Series 1 Redeemable Cumulative Preferred Stock, $0.01 par value, of the Company.

        "Put(s)" means the option(s) to sell Preferred Stock under the KGP Put Agreement.

        "Qualified Capital Stock" means Capital Stock that is not Disqualified Stock.

        "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        "Restricted Debt Payment" means any purchase, redemption, defeasance (including without limitation in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Subsidiary of the Company, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Indebtedness of the Company that is subordinate in right of payment to the Notes other than a Restricted Debt Payment made with the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company or an employee stock ownership plan) of the Company's Qualified Capital Stock, provided that all Indebtedness so purchased, redeemed, defeased or otherwise acquired or retired for value promptly is surrendered for cancellation to the trustee for such Indebtedness.

        "Restricted Investment," with respect to any Person, means any Investment by such Person in any of its Affiliates or in any Person other than a Wholly Owned Restricted Subsidiary other than (i) a Permitted Investment or (ii) an Investment made with the proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company or an employee stock ownership plan) of the Company's Qualified Capital Stock.

        "Restricted Payment" means with respect to any Person: (i) the declaration of any dividend (other than a dividend declared by a Wholly Owned Restricted Subsidiary to holders of its Common Equity) or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock, except that a dividend payable solely in Qualified Capital Stock of such Person shall not constitute a Restricted Payment (for purposes of this clause (i), the declaration of any such dividend, or the making of any other such distribution, by any Restricted Subsidiary shall only constitute a Restricted Payment to the extent of the amounts paid or payable to Persons other than the Company or a Wholly Owned Restricted Subsidiary); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly (other than a payment solely in Qualified Capital Stock); (iii) any Restricted Investment; or (iv) any Restricted Debt Payment.

        "Restricted Subsidiary" means Kaiser International, KGP and K-H Holdings and each other Subsidiary of the Company, if any, that owns a direct or indirect interest in Kaiser-Hill.

        "Sale and Leaseback Transaction" means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person or any of its Subsidiaries of any property or asset of such Person or any of its Subsidiaries which has been or is being sold or transferred by such Person or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. Notwithstanding the foregoing, no transaction exclusively between the Company and any Wholly Owned Restricted Subsidiary shall be deemed to constitute a Sale and Leaseback Transaction.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Subsidiary" of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Common Equity of such entity.

        "Supplemental Indenture" shall mean any supplemental indenture, in form satisfactory to the Trustee, executed and delivered pursuant to (a) Article 9 of this Indenture or (b) Sections 4.09 or 5.01(a)(A) of this Indenture.

        "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof, except as provided in Section 9.03.

        "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

        "Unrestricted Subsidiary" means all Subsidiaries of the Company other than Restricted Subsidiaries.

        "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

        "Voting Stock," with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

        "Wholly Owned Restricted Subsidiary" of the Company means a Restricted Subsidiary of the Company, of which 100% of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local tax considerations or local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by the Company or through one or more Wholly Owned Restricted Subsidiaries of the Company.

        "Wholly Owned Subsidiary" of the Company means a Subsidiary of the Company, of which 100% of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local tax considerations or local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by the Company or one or more Wholly Owned Subsidiaries of the Company.

Section 1.02    Other Definitions

Term	Defined in Section
"Affiliate Transaction"	4.08(a)
"Asset Disposition	3.01(b)(ii)
"Event of Default"	6.01
"incur"	4.04(a)
"Legal Holiday"	10.06
"Net Cash Proceeds	3.01(b)(iii)
"Participants"	2.13
"Paying Agent"	2.03
"Registrar"	2.03
"Successor"	5.01

Section 1.03    Incorporation by Reference of Trust Indenture Act

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04    Rules of Construction

        Unless the context otherwise requires:

  (1)
  a term has the meaning assigned to it;

  (2)
  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

  (3)
  "or" is not exclusive;

  (4)
  words in the singular include the plural, and in the plural include the singular; and

  (5)
  provisions apply to successive events and transactions.

ARTICLE 2

THE NOTES

Section 2.01    Form and Dating

        The Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A annexed hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. The Company and the Trustee shall approve any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

        Notes may be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

        Notes may also be issued in the form of certificated Notes in registered form, substantially in the form set forth in Exhibit A (the "Physical Notes")

        The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.02    Execution and Authentication

        Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.

        If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note nevertheless shall be valid.

        A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee shall authenticate Notes from time to time for issue only in exchange for a like principal amount of Notes, in each case upon the receipt of a Company Order. The aggregate principal amount of Notes outstanding at any time may not exceed $40,000,000, except as provided in Section 2.06.

        The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.03    Registrar and Paying Agent

        The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

Section 2.04    Paying Agent to Hold Money in Trust

        The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.05    Registration of Transfer and Exchange

        (a) Transfer and Exchange of Physical Notes. When Physical Notes are presented to the Registrar with a request:

          (i) to register the transfer of the Physical Notes; or

          (ii) to exchange such Physical Notes for an equal number of Physical Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.05 for such transactions are met; provided, however, that the Physical Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

        (b) Restrictions on Exchange of a Physical Note for a Beneficial Interest in a Global Note. A Physical Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Physical Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar, together with a Company Order directing the Registrar to make, or to direct the Depository to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar shall cancel such Physical Note and cause, or direct the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note is then outstanding, the Company shall issue and the Trustee shall, upon a Company Order in accordance with Section 2.02, authenticate such a Global Note in the appropriate principal amount.

        (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depository therefor.

        (d) Transfer of a Beneficial Interest in a Global Note for a Physical Note. Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Physical Note. Upon receipt by the Registrar of a Company Order, or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depository or the Person designated by the Depository as having such a beneficial interest containing registration instructions then the Registrar will cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Note. Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.05(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

        (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

        The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.13 or this Section 2.05. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

        No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

        Without the prior consent of the Company, the Registrar is not required (a) to register the transfer or exchange of any Note selected for redemption, (b) to register the transfer or exchange of any Note for a period of 15 days before a selection of Notes to be redeemed or (c) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Holders or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06    Replacement Notes

        If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate a replacement Note if the Trustee's requirements are met. The Trustee or the Company may require that the Holder supply an indemnity bond that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

        Every replacement Note is an additional obligation of the Company.

Section 2.07    Outstanding Notes

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.07 as not outstanding.

        If a Note is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

        If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

        Except as set forth in Section 2.08, a Note does not cease to be outstanding because the Company or an Affiliate holds the Note.

Section 2.08    Treasury Notes

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.09    Temporary Notes

        Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Section 2.10    Cancellation

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall dispose of all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation in accordance with its customary procedures. Unless the Company shall direct by a written order signed by two Officers that canceled Notes be returned to it, certification of their destruction shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation, provided, however, that the Trustee shall not be required to destroy Notes.

Section 2.11    Defaulted Interest

        If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall fix each such special record date and payment date. At least 15 days before the record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.12    CUSIP Numbers

        The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.13    Book-Entry Provisions for Global Notes

        (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

        Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights in a Holder of any Note.

        (b)  Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.05. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Note and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

        (c)  In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.13, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon receipt of Company Order authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

        (d)  The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

ARTICLE 3

OPTIONAL AND MANDATORY REDEMPTION

Section 3.01    Redemption; Redemption Price

        (a)  Optional Redemption. The Notes will be redeemable at the option of the Company, in whole or in part, at 100% percent of their principal amount, together with accrued and unpaid interest thereon to the redemption date.

  (b) Redemption Upon Disposition of Assets. (i) In the event that the Company or any Restricted Subsidiary of the Company engages in any Asset Disposition (as defined in this Section 3.01(b)), the Company shall apply, or cause such Restricted Subsidiary to apply, 100% of the Net Cash Proceeds (as defined in this Section 3.01(b)) of such Asset Disposition to redeem Notes (other than Notes held by any Affiliate of the Company) at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest thereon to the redemption date.

          (ii) For purposes of this Section 3.01(b), "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions that are part of a common plan) (each, for purposes of this definition, referred to as a "disposition") of shares of a Restricted Subsidiary of the Company or of any property or other assets by any Restricted Subsidiary of the Company, including any disposition by means of a merger, consolidation or similar transaction, other than (A) a disposition as between the Company and a Restricted Subsidiary or between Restricted Subsidiaries of the Company, (B) a disposition of inventory or collection of receivables in the ordinary course of business, (C) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (D) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (D) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $3,000,000.

          (iii) For purposes of this Section 3.01(b), "Net Cash Proceeds" means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption of indebtedness or other obligations relating to the properties or assets subject to an Asset Disposition) from an Asset Disposition, in each case net of (A) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (B) all distributions and other payments required to be made to any person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (C) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP and as reasonably determined by the Board of Directors of the Company, against any liabilities associated with the assets disposed of in such Asset Disposition, and (D) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction or indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition), provided, however, that upon the termination of such escrow, Net Cash Proceeds shall be increased by any portion of funds therein released to the Company or any Subsidiary.

        (c) Redemption Upon Kaiser-Hill Excess Proceeds Triggering Event. In the event of a Kaiser-Hill Excess Proceeds Triggering Event, the Company shall apply Excess Proceeds to redeem Notes (other than Notes held by any Affiliate of the Company) at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest thereon to the redemption date.

        (d) Relative Rights of Holders of Notes and Preferred Stock. The rights of the Holders of Notes and holders of Preferred Stock with respect to redemption as described in Sections 3.01(b) and 3.01(c) as to the Notes and the corresponding terms of the Preferred Stock and the KPG Put Agreement as to the Preferred Stock shall be pari passu and pro rata in accordance with the principal amount of the Notes and the liquidation preference of Preferred Stock, in each case outstanding as of the date of notice of redemption and not held by Affiliates of the Company. Payments to Holders of the Notes under the circumstances referred to in this Section 3.01(d) shall, to the extent practicable, be made on a basis consistent with payments to the holders of Preferred Stock under such circumstances.

        (e) Interest Ceases to Accrue. On and after a redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Section 3.02    Notices to Trustee and Paying Agent

        If the Company elects to redeem Notes pursuant to Section 3.01 and Section 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the redemption date and the principal amount of Notes to be redeemed. The Company shall give each notice provided for in this Section 3.02 at least 60 days before the redemption date, together with an Officers' Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

Section 3.03    Selection of Notes to be Redeemed

        If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate.

        The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. The Trustee promptly shall notify the Company in writing of such Notes selected for redemption and, in the case of Notes selected for partial redemption, the principal amount to be redeemed. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. The Notes and portions thereof the Trustee selects shall be in amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.04    Notice to Holders

        At least 30 days but not more than 60 days prior to a redemption date, the Company shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Notes to be redeemed and the Trustee and Paying Agent.

        The notice shall identify the Notes, including "CUSIP" number, to be redeemed and shall state:

  (1)
  the redemption date;

  (2)
  the redemption price and the amount of accrued interest, if any, to be paid;

  (3)
  the name and address of the Paying Agent;

  (4)
  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

  (5)
  that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the only remaining right of the Holders is to receive payment of the redemption price, together with accrued and unpaid interest thereon to the redemption date, upon surrender to the Trustee or the Paying Agent of the Notes so redeemed;

  (6)
  if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Note to be redeemed, and that, on and after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof shall be issued without charge to the Holder; and

  (7)
  if less than all of the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes estimated to be outstanding after the redemption.

At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

Section 3.05    Effect of Notice of Redemption

        Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price and shall cease to bear interest from and after the redemption date (unless the Company shall default in the payment of the redemption price or accrued interest). Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest to the redemption date but any interest installment with respect to an Interest Payment Date that is on or prior to such redemption date shall be payable on such Interest Payment Date to Holders of record at the close of business on the record date referred to in the Notes.

Section 3.06    Deposit of Redemption Price

        At least one Business Day prior to the redemption date, the Company shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date.

        If any Note surrendered for redemption in the manner provided in this Indenture shall not be so paid on the redemption date due to the failure of the Company to deposit sufficient funds with the Paying Agent, interest shall continue to accrue from the redemption date until such payment is made on the unpaid principal and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the date and in the manner provided in the Notes.

Section 3.07    Notes Redeemed in Part

        Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4

COVENANTS

Section 4.01    Payment of Notes

        The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal of, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on that date money deposited by the Company designated for and sufficient to pay all principal of, premium, if any, and interest then due.

        The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency

        The Company will maintain, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or the Registrar) where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company also from time to time may designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and from time to time may rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03    Payment of Notes in Connection with Plan of Liquidation

        Neither the Board of Directors nor the stockholders of the Company may adopt a Plan of Liquidation that provides for or contemplates, or the effectuation of which is preceded by, (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company otherwise than substantially as an entirety, and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and of the remaining assets of the Company to the holders of the Company's Capital Stock unless, prior to making any liquidating distribution pursuant to such Plan of Liquidation, the Company makes provision for the satisfaction of its obligations hereunder and under the Notes. The Company shall be deemed to have made provision for such payments only if the Company delivers in trust to the Trustee or Paying Agent (other than the Company or a Subsidiary) money or U.S. Government Obligations maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such principal or interest to pay, when due, the principal of and interest on the Notes and also delivers to the Trustee an Opinion of Counsel or a tax ruling to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such action and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such action has not been taken; provided, however, that the Company shall not make any liquidating distribution until after the Company shall have certified to the Trustee with an Officers' Certificate at least five days prior to the making of any liquidating distribution that it has complied with the provisions of this Section 4.03 and that no Default or Event of Default then exists or would occur as a result of any such liquidating distribution.

Section 4.04 Limitations on Restricted Subsidiary Debt and Preferred Stock

        After the date hereof, the Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to create, incur, assume, guarantee, extend the maturity of or otherwise become liable with respect to (collectively, "incur"), any Indebtedness (which, with respect to any Restricted Subsidiary, includes without limitation preferred stock of such Restricted Subsidiary) except Indebtedness (i) of Kaiser-Hill or (ii) issued to and held by the Company or a Wholly Owned Restricted Subsidiary of the Company (provided, however, that any subsequent issue or transfer of any Capital Stock that results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any transfer of such Indebtedness (other than to a Wholly Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by such Restricted Subsidiary).

Section 4.05    Limitations on Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof.

Section 4.06    Limitations on Restrictions on Distributions from Restricted Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual Payment Restriction with respect to any of its Restricted Subsidiaries.

Section 4.07    Limitations on Transactions With Affiliates

        (a)  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any loan, advance, guarantee or capital contribution to or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to or for the benefit of, or make any Investment in, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with or for the benefit of, any Affiliate of the Company or any of its Subsidiaries (each an "Affiliate Transaction"), other than Affiliate Transactions in the ordinary course of business and consistent with past practice that are fair to the Company or such Restricted Subsidiary, as the case may be, and are on terms at least as favorable as would have been obtainable at such time from an unaffiliated party, unless the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, pursuant to a Board Resolution reasonably and in good faith determines that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, and is on terms at least as favorable as would have been obtainable at such time from an unaffiliated party.

        (b)  In addition, the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Affiliate Transaction or series of Affiliate Transactions involving or having a value of more than (i) $1,000,000 unless a majority of the members of the Board of Directors of the Company who are not affiliated with any other party to such Affiliate Transaction reasonably and in good faith shall have determined that such Affiliate Transaction or series of Affiliate Transactions is fair to the Company or such Restricted Subsidiary, as the case may be, and is on terms at least as favorable as would have been obtainable at such time from an unaffiliated party and (ii) $5,000,000 unless the Company or such Restricted Subsidiary, as the case may be, has received an opinion from an Independent Financial Advisor to the effect that the financial terms of such Affiliate Transaction are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

        (c)  The provisions of Sections 4.07(a) and 4.07(b) shall not apply to: (i) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among any of the Company's Wholly Owned Restricted Subsidiaries, provided that such transactions are not otherwise prohibited by the Indenture; (ii) arms-length transactions between the Company or any of its Wholly Owned Restricted Subsidiaries and the other owners of any Subsidiary or Joint Venture described in the last sentence of the definition of Affiliate; and (iii) reasonable compensation, indemnification and other benefits paid or made available to officers, directors and employees of the Company or any Subsidiary for services rendered in such Person's capacity as an officer, director or employee.

Section 4.08 Restrictions on Sale of Stock of Restricted Subsidiaries

        The Company may not sell or otherwise dispose of any of the Capital Stock of any Restricted Subsidiary of the Company unless (i) (a) the Company shall retain ownership of more than 50% of the Common Equity of such Restricted Subsidiary or (b) all of the Capital Stock of such Restricted Subsidiary shall be sold or otherwise disposed of, and (ii) the Net Cash Proceeds from any such sale or disposition are applied in a manner consistent with the provisions of Section 3.01(b).

Section 4.09    Limitations on Partial Guarantees

        The Company will not permit any of its Restricted Subsidiaries to guarantee any Indebtedness except (i) Indebtedness of Kaiser-Hill and (ii) as set forth in the Partial Guarantee.

Section 4.10    SEC and Other Reports

        (a)  At any time that the Company has a class of securities registered under the Exchange Act, the Company shall file with the Trustee, within 15 days after it files the same with the SEC, copies of its annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company or any Subsidiary of the Company is required to file with the SEC pursuant to Section 12, 13 or 15(d) of the Exchange Act. The Company shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports furnished by it to its stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar.

        (b)  At any time that the Company does not have a class of securities registered under the Exchange Act, the Company shall furnish to the Trustee (who is hereby authorized and directed to furnish a copy thereof to any Person requesting the same in writing) and shall mail (or cause to be mailed by the Trustee at the Company's expense) to each of the Holders at their addresses as set forth in the register of Notes maintained by the Registrar within 60 days after the close of each of the first three quarters of each fiscal year and within 105 days after the close of each fiscal year consolidated balance sheets of the Company as of the end of each such quarter or fiscal year, as the case may be, and consolidated statements of income and cash flow of the Company for the period commencing at the end of the Company's previous fiscal year and ending with the end of such quarter or fiscal year, as the case may be, all such financial statements setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end adjustments) by an Officer of the Company as having been prepared in accordance with GAAP consistently applied, and, in the case of annual consolidated financial statements, certified by independent public accountants of established national reputation, and a discussion and analysis of the results of operations and financial condition of the Company and its subsidiaries for the periods presented, which discussion and analysis shall be prepared by the management of the Company in a manner responsive to the requirements of Item 303 (or any successor item or section) of Regulation S-K promulgated by the SEC. All financial statements shall be prepared in accordance with GAAP consistently applied, except for changes with which the Company's independent public accountants concur and except that quarterly statements may be subject to year-end adjustments.

        (c)  The Company shall furnish to the Trustee (who is hereby authorized and directed to furnish a copy thereof to any Holder or to the designee of any Holder, in either case upon submission of a confidentiality agreement reasonably acceptable to the Company, requesting the same in writing) within 45 days after the close of each of the first three quarters of each fiscal year and within 90 days after the close of each fiscal year of the Company a report of the Company's compliance with the provisions of Section 3.01(b) and (c) hereof shall be prepared in good faith by the management of the Company and accompanied by an Officers' Certificate.

        (d)  Delivery of the above-referenced reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.11    Corporate Existence

        Subject to the provisions of Sections 4.08 and 5.01, the Company shall, and shall cause each Restricted Subsidiary to, do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory), licenses and franchises, except in such cases where a failure to do so would not have a material adverse effect on (a) the business, prospects, assets or financial condition of the Company and its Restricted Subsidiaries taken as a whole, or (b) the Holders.

Section 4.12    Stay, Extension and Usury Laws

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the Company's obligation to pay the Notes; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Notes, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.13    Insurance; Books and Records; Compliance with Law

        (a)  The Company will and will cause each Subsidiary to maintain insurance with financially sound and responsible insurance companies on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

        (b)  The Company will and will cause each Subsidiary to keep proper books of record and account in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each Subsidiary, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

        (c)  The Company will and will cause each Subsidiary to comply with all statutes, laws, ordinances or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

Section 4.14    Inspection and Confidentiality

        (a)  The Company shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Trustee to visit and inspect the properties of the Company or its Subsidiaries, all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

        (b)  The Trustee and its authorized representatives referred to in Section 4.14(a) agree not to use any information obtained pursuant to this Section 4.14 for any unlawful purpose and to keep confidential and not to disclose any such information to any Person except that (i) the recipient of the information may disclose any information that becomes publicly available other than as a result of disclosure by such recipient, (ii) the recipient of the information may disclose any information that its counsel reasonably concludes is necessary to be disclosed by law, pursuant to any court or administrative order or ruling or in any pending legal or administrative proceeding or investigation after prior written notice, reasonable under the circumstances, to the Company and (iii) the recipient of the information may disclose any information necessary to be disclosed pursuant to any provision of the TIA.

Section 4.15    Compliance Certificate

        (a)  The Company shall deliver to the Trustee, within 105 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such Officers' Certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of such Officer's knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. Such compliance shall be determined without regard to periods of grace or requirements of notice.

        (b)  So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.10 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 3 or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

        (c)  The Company, so long as any of the Notes are outstanding, will deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default under this

Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

ARTICLE 5

SUCCESSORS

Section 5.01    Limitations on Mergers and Consolidations

        (a)  Neither the Company nor the Partial Guarantor, in a single transaction or a series of related transactions, will not (i) consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets, or assign any of its obligations under the Notes or this Indenture, to any Person or (ii) adopt a Plan of Liquidation unless, in either case:

          (A) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, one Person to which assets are transferred) (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company or the Partial Guarantor, as the case may be, under the Notes and this Indenture;

          (B) immediately prior to and immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (A) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing;

          (C) immediately after and giving effect to such transaction and the assumption of the obligations as set forth in clause (A) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, the Consolidated Tangible Net Worth of the Company or the Partial Guarantor, as the case may be, or the Successor of either, as the case may be, would be at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction; and

          (D) an Officers' Certificate and an Opinion of Counsel (from a counsel who shall not be an employee of the Company) have been delivered to the Trustee to the effect that the conditions set forth in the preceding clauses (A), (B) and (C) have been satisfied.

        (b)  The provisions of Section 5.01(a) will not prohibit a transaction the sole purpose of which (as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution) is to change the state of incorporation of the Company and such transaction does not have as one of its purposes the evasion of the limitations described above.

Section 5.02    Successor Corporation Substituted

        (a)  Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Indenture or the Notes in accordance with Section 5.01, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor had been named as the Company herein.

        (b)  Subject to the provisions of Section 4.03, in the event of any such sale, lease, conveyance or other disposition (other than a transfer by way of lease), the Company or any Successor which theretofore shall have been substituted for the Company pursuant to the provisions of this Article 5 shall be discharged from all obligations and covenants under this Indenture and the Notes and may, but need not be, liquidated and dissolved.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01    Events of Default

        An "Event of Default" occurs if:

  (1)
  the Company fails to pay interest on any of the Notes when it becomes due and payable and such failure continues for 30 days;

  (2)
  the Company fails to pay the principal or premium, if any, of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon acceleration or otherwise (including failure to make any mandatory redemptions);

  (3)
  the Company fails to comply with any covenant in this Indenture and such failure continues for 60 days after notice of such failure has been given to the Company by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

  (4)
  the Company or any of its Subsidiaries fail to make any payment when due or during any applicable grace period in respect of any Indebtedness of the Company or any of its Subsidiaries that has an aggregate outstanding principal amount of $1,000,000 or more;

  (5)
  the Company defaults under any Indebtedness, whether such Indebtedness existed on the date of this Indenture or thereafter shall be created, if (A) such default results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregate $1,000,000 or more at any one time outstanding;

  (6)
  one or more final judgments or orders that exceed $1,000,000 in the aggregate for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

  (7)
  the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

  (a)
  commences a voluntary case,

  (b)
  consents to the entry of an order for relief against it in an involuntary case,

  (c)
  consents to the appointment of a Custodian of it or for all or substantially all of its property, or

  (d)
  makes a general assignment for the benefit of its creditors; or

  (8)
  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

  (a)
  is for relief against the Company or any of its Subsidiaries as debtor in an involuntary case,

  (b)
  appoints a Custodian of the Company or any of its Subsidiaries or a Custodian for all or substantially all of the property of the Company or any of its Subsidiaries, or

  (c)
  orders the liquidation of the Company or any of its Subsidiaries,

    and the order or decree remains unstayed and in effect for 60 days.

Section 6.02    Acceleration

        If an Event of Default (other than an Event of Default with respect to the Company specified in clause (7) or (8) of Section 6.01) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately for an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to date of payment. Upon such declaration of acceleration, the aggregate principal of and interest on the Notes shall immediately become due and payable. If an Event of Default with respect to the Company specified in clause (7) or (8) of Section 6.01 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest on the Notes that has become due solely as a result of such acceleration) have been cured or waived.

Section 6.03    Other Remedies

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults

        Subject to the provisions of Section 6.07 and Section 9.02, the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default specified in clause (1), (2), (7) or (8) of Section 6.01 or any provision hereof that cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05    Control by Majority

        The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

Section 6.06    Limitations on Suits

        Except as provided in Section 6.07, a Holder may pursue a remedy with respect to this Indenture or the Notes only if:

  (1)
  the Holder gives to the Trustee written notice of a continuing Event of Default;

  (2)
  the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

  (3)
  such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

  (4)
  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

  (5)
  during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07    Rights of Holders to Receive Payment

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08    Collection Suit by Trustee

        If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the amount of principal, premium, if any, and interest remaining unpaid on the Notes, determined in accordance with Section 6.02, and interest on overdue principal and, to the extent lawful, premium, if any, and interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10    Priorities

        If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.06;

          Second: to Holders for amounts due and unpaid on the Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

          Third: to Holders for amounts due and unpaid on the Notes for principal and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any, respectively; and

          Fourth: as a court of competent jurisdiction may direct.

        The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12    Restoration of Rights and Remedies

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE 7

TRUSTEE

Section 7.01    Duties of Trustee

  (1)
  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

  (2)
  Except during the continuance of an Event of Default:

  (a)
  the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

  (b)
  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

  (3)
  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

  (a)
  this paragraph does not limit the effect of paragraph (2) of this Section 7.01;

  (b)
  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

  (c)
  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

  (4)
  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section 7.01.

  (5)
  No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

  (6)
  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02    Rights of Trustee

        Subject to the provisions of Section 7.01:

  (1)
  The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

  (2)
  Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and an Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

  (3)
  The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

  (4)
  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

  (5)
  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

  (6)
  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction.

  (7)
  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

  (8)
  The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

Section 7.03    Individual Rights of Trustee

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 7.04    Trustee's Disclaimer

        The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes. It shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof. It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee. It shall not be responsible for any statement or recital herein or any statement in the Notes other than its certificate of authentication.

Section 7.05    Notice of Defaults

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders, as their names and addresses shall appear on the Notes register, a notice of the Default or Event of Default within 60 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06    Compensation and Indemnity

        The Company shall pay to the Trustee such compensation as the Company and the Trustee may from time to time agree upon in writing for its acceptance of this Indenture and all services rendered hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all loss, damage, claim, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee promptly shall notify the Company of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

        To secure the Company's payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium, if any, and interest on particular Notes.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

        The provisions of this Section shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.07    Replacement of Trustee

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.07.

        The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

  (1)
  the Trustee fails to comply with Section 310(b) of the TIA;

  (2)
  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

  (3)
  a Custodian or public officer takes charge of the Trustee or its property; or

  (4)
  the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Company), the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 310 of the TIA, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company's obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08    Successor Trustee by Merger, etc.

        Subject to Section 7.09, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.09    Eligibility; Disqualification

        There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, shall be authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by federal or state (or the District of Columbia) authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Section 7.10    Reports by Trustee to Holders

        To the extent required by TIA § 313(a), within 60 days after May 15 of each year commencing with 2003 and for as long as there are Notes outstanding hereunder, the Trustee shall mail to each Holder the Company's brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b), (c) and (d). A copy of such report at the time of its mailing to Holders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Notes are listed.

        The Company shall promptly notify the Trustee if the Notes become listed on any national securities exchange and the Trustee shall comply with Section 313(d) of the TIA.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01    Termination of Company's Obligations

        This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.06 and the Trustee's and Paying Agent's obligations under Section 8.03 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture if:

  (1)
  the Company irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient to pay principal of, premium, if any, and interest on the Notes to maturity and to pay all other sums payable by it hereunder; provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium and interest with respect to the Notes;

  (2)
  the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

  (3)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and

  (4)
  the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee or a tax ruling to the effect that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

In such event, this Indenture shall cease to be of further effect (except as provided in the next succeeding paragraph), and the Trustee, upon request of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

        However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 4.01, 4.02, 7.06 and 7.07 and the Company's, the Trustee's and Paying Agent's obligations in Section 8.03 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Section 7.06 and the Trustee's and Paying Agent's obligations in Section 8.03 shall survive.

        After such irrevocable deposit made pursuant to this Section 8.01 and satisfaction of the other conditions set forth herein, the Trustee upon request of the Company shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

        In order to have money available on a payment date to pay principal of, premium, if any, or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 8.02    Application of Trust Money

        The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

Section 8.03    Repayment to Company

        The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

        The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of general circulation published in The City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.04    Reinstatement

        If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying

Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

Section 9.01    Without Consent of Holders

        The Company and the Trustee may amend this Indenture or the Notes or waive any provision hereof without the consent of any Holder:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to comply with Section 5.01;

  (3)
  to provide for uncertificated Notes in addition to certificated Notes;

  (4)
  to make any change that does not adversely affect the legal rights hereunder of any Holder;

  (5)
  to surrender any right or power herein conferred upon the Company;

  (6)
  to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the TIA, or under any similar federal statute hereafter enacted; or

  (7)
  to add or release any Partial Guarantor pursuant to the terms of this Indenture or the Partial Guarantees.

        Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any supplemental indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise. After an amendment or waiver under this Section 9.01 becomes effective, the Company shall mail to the Holders of each Note affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.02    With Consent of Holders

        Except as provided in this Section 9.02, the Company and the Trustee may amend this Indenture or the Notes with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the then outstanding Notes.

        Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

        It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        The Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes (including waivers obtained in connection with a tender offer or exchange offer for Notes). However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not:

  (1)
  reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the rate of or change the time for payment of interest, including default interest, on any Note;

  (3)
  reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to optional redemption or mandatory repurchase of the Notes under this Indenture,

  (4)
  make any Note payable in money other than that stated in the Note;

  (5)
  make any change in Section 6.04 or 6.07 in this paragraph of this Section 9.02; or

  (6)
  waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes.

        The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee or the Company in a notice furnished to Holders in accordance with the terms of this Indenture.

Section 9.03    Compliance with Trust Indenture Act

        Every amendment to this Indenture or the Notes shall comply in form and substance with the TIA as then in effect.

Section 9.04    Revocation and Effect of Consents

        Until an amendment (which includes any supplement) or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

        After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (1) through (6) of Section 9.02. In such case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder's Note.

Section 9.05    Notation on or Exchange of Notes

        The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver.

Section 9.06    Trustee to Sign Amendments, etc.

        The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be legal, valid and binding upon the Company in accordance with its terms.

ARTICLE 10

MISCELLANEOUS

Section 10.01    Trust Indenture Act Controls

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 10.02    Notices

        Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

If to the Company:
Kaiser Group Holdings, Inc. 9302 Lee Highway Fairfax, Virginia 22031-1207 Attention: Chief Executive Officer
cc:	Office of General Counsel
If to the Trustee:
The Bank of New York 101 Barclay Street, 8 West New York, New York 10286 Attention: Corporate Trust Administration Facsimile: 212-815-5707

        The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder shall be mailed by first-class mail to the Holder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.03    Certificate and Opinion as to Conditions Precedent

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

  (1)
  an Officers' Certificate (which shall include the statements set forth in Section 10.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

  (2)
  an Opinion of Counsel (which shall include the statements set forth in Section 10.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 10.04    Statements Required in Certificate or Opinion

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall include:

  (1)
  a statement that the Person making such certificate or opinion has read such covenant or condition;

  (2)
  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

  (3)
  a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

  (4)
  a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 10.05    Rules by Trustee and Agents

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.06    Legal Holidays

        A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.07    No Recourse Against Others

        A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

Section 10.08    Governing Law

        THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 10.09    No Adverse Interpretation of Other Agreements

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.10    Successors

        All agreements of the Company in this Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.11    Severability

        In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.12    Counterpart Originals

        The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.13    Trustee as Paying Agent and Registrar

        The Company initially appoints the Trustee as Paying Agent and Registrar.

Section 10.14    Table of Contents, Headings, etc.

        The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.15    Waiver of Jury Trial.

        Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby.

SIGNATURES
KAISER GROUP HOLDINGS, INC. as Issuer
By:	President and Chief Executive Officer
THE BANK OF NEW YORK as Trustee
By:

EXHIBIT A

[FORM OF NOTE]

KAISER GROUP HOLDINGS, INC.

8 1/4% SENIOR NOTE DUE 2007

CUSIP No.

No.            $

Kaiser Group Holdings, Inc., a Delaware corporation (the "Company"), for value received promises to pay to [            ], or registered assigns, the principal sum of                         Dollars on December 31, 2007.

Interest Payment Dates: April 30, July 31, October 31 and January 31

Record Dates: April 15, July 15, October 15, January 15

Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused the Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

KAISER GROUP HOLDINGS, INC.

By:
By:	(SEAL)

Trustee's Certificate of Authentication

        This is one of the Notes referred to in the within-mentioned Indenture.

Dated:	THE BANK OF NEW YORK as Trustee
By:
Authorized Signatory

[REVERSE OF SECURITY]
8 1/4% SENIOR NOTE DUE 2007

        Certain capitalized terms used but not defined herein shall have the meanings given to them in the Indenture under which this Note is issued.

        1. Interest.    Kaiser Group Holdings, Inc., a Delaware corporation (the "Company," which term shall include any Successor under the Indenture), promises to pay interest on the principal amount of this Note at 8 1/4%. The Company will pay interest quarterly on April 30, July 31, October 31, and January 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 31, 2003. The Company shall pay interest on overdue principal from time to time on demand at the rate of 1% per annum in excess of the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2. Method of Payment.    The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay the principal of, premium, if any, and interest on the Notes in money of the United States of America that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). The Company, however, may pay such amounts by check payable in such U.S. Legal Tender. It may mail an interest check to a Holder's registered address.

        3. Paying Agent and Registrar.    Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company may act in any such capacity.

        4. Indenture and Partial Guarantees.    The Company issued the Notes under an Indenture dated as of                             , 2002 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) ("TIA"), as in effect on the date of execution of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are unsecured general obligations of the Company limited to $40,000,000 in aggregate principal amount.

        5. Optional and Mandatory Redemption.    The Notes will be redeemable, at the option of the Company, in whole or in part, at any time, at 100% percentage of principal amount, together with accrued and unpaid interest, if any, thereon to the redemption date. The Company shall be obligated to redeem Notes (i) upon the disposition of shares or assets of Restricted Subsidiaries to the extent the Net Cash Proceeds of such dispositions exceed $3,000,000 per year, (ii) to the extent net after-tax proceeds received from Kaiser-Hill exceed 2.8 times the amount of cash required to pay dividends on the Preferred Stock and interest on the Notes outstanding on the date of issuance of the Notes and

(iii) in the event of a disposition of the Company's interest in Kaiser-Hill or an extraordinary distribution from Kaiser-Hill. The redemption obligations described in clauses (i) and (ii) of the preceding sentence are pari passu and pro rata with the corresponding rights of the Preferred Stock. The redemption obligation described in clause (ii) above is guaranteed by Kaiser Government Programs, Inc.

        If fewer than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted in the Indenture. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption.

        6. Denominations, Transfer, Exchange.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

        7. Persons Deemed Owners.    The registered Holder of a Note may be treated as its owner for all purposes.

        8. Unclaimed Funds.    If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and Paying Agent with respect to such funds shall cease.

        9. Discharge.    The Company may be discharged from its obligations under the Indenture and the Notes, except for certain provisions thereof, upon satisfaction of certain conditions specified in the Indenture.

        10. Amendments and Waivers.    Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes, with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency; to provide for the assumption of the Company's obligations to Holders in the case of a merger or acquisition; to provide for uncertificated Notes in addition to or in place of certificated Notes; to make any change that does not adversely affect the legal rights of any Holder; to surrender any right or power conferred upon the Company in the Indenture or the Notes; or to modify, eliminate or add to the provisions of the Indenture or the Notes to such extent as shall be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute hereafter enacted.

        The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee or the Company in a notice furnished to Holder in accordance with the terms of the Indenture.

        Without the consent of each Holder affected, the Company may not take certain actions, including: (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Note; (iii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to optional redemption or mandatory repurchase of the Notes under the Indenture; (iv) make any Note payable in money other than that stated in this Note; (v) make any change in certain provisions of the Indenture regarding a waiver of past Defaults and the rights of Holders to receive payment.

        11. Restrictive Covenants.    The Indenture contains certain covenants which, among other things, limit: (i) the incurrence of additional Indebtedness by the Company and Restricted Subsidiaries; (ii) the payment of dividends; (iii) the repurchase of capital stock or subordinated indebtedness; (iv) the making of certain other distributions, loans and investments; (v) the sale of assets and the sale of the stock of Restricted Subsidiaries; (vi) the creation of restrictions on the ability of Restricted Subsidiaries to pay dividends or make other payments to the Company; and (vii) the ability of the Company and Restricted Subsidiaries to enter into certain transactions with Affiliates or to merge, consolidate or transfer substantially all assets. These restrictions are subject to important qualifications and exceptions. The Company must report to the Trustee on compliance with such limitations.

        12. Defaults and Remedies.    Events of Default include: default in payment of interest on the Notes for 30 days; default in payment of principal on the Notes; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Notes; certain defaults under other Indebtedness; certain final judgments that remain undercharged; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be immediately due and payable for an amount equal to 100% of the principal amount of the Notes plus accrued interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

        13. Trustee Dealings with Company.    The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

        14. No Recourse Against Others.    A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

        15. Authentication.    This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

        16. Abbreviations.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (—tenants in common), TEN ENT (—tenants by the entireties), JT TEN (—joint tenants with right of survivorship and not as tenants in common), CUST (—Custodian), and U/G/M/A (—Uniform Gifts to Minors Act).

        17. CUSIP Numbers.    Pursuant to a recommendation promulgated by the Commission on Uniform Security Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made to the accuracy of such numbers as provided on the Notes, and reliance may be placed only on the other identification numbers printed thereon.

        18. Governing Law.    THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

      Kaiser Group Holdings, Inc.
      9302 Lee Highway
      Fairfax, Virginia 22031-1207
      Attention: Chief Executive Officer

ASSIGNMENT

        To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee's Soc. Sec. or tax I.D. No.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint                                                                                        to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

FORM OF LEGEND FOR GLOBAL NOTES

        Any Global Note authenticated and delivered hereunder shall bear a legend in substantially the following form:

            THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

B-1

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF NOTES

Re:	8 1/4% Senior Notes due 2007 (the "Notes"), of Kaiser Group Holdings, Inc.

        This Certificate relates to $            principal amount of Notes held in the form of*    a beneficial interest in a Global Note or*             Physical Notes by            (the "Transferor").

The Transferor:*

        ☐ has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depository a Physical Note or Physical Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

        ☐ has requested that the Registrar by written order to exchange or register the transfer of a Physical Note or Physical Notes.

        In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.05 of such Indenture.

[INSERT NAME OF TRANSFEROR]
By:
[Authorized Signatory]

Date:

*Check applicable box.

C-1

EXHIBIT D

FORM OF PARTIAL GUARANTEE

        FOR VALUE RECEIVED, Kaiser Government Programs, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Partial Guarantor", which term includes any successor corporation under the Indenture dated as of                        , 2002, as supplemented (herein called the "Indenture") referred to in the Notes to which this Partial Guarantee relates), hereby unconditionally guarantees to the Trustee and the Holders from time to time of the Notes, observance of the redemption obligation set forth in Section 3.01(d) of the Indenture (the "Guaranteed Obligation").

        In addition, the Partial Guarantor hereby unconditionally agrees that upon default by the Company in the payment when due of the Guaranteed Obligations, the Partial Guarantor will forthwith pay the same, without further notice or demand.

        The obligations of the Partial Guarantor hereunder shall be absolute and unconditional and, except as otherwise provided herein, shall remain in full force and effect until the entire principal of, premium, if any, on, and interest on the Notes shall have been paid or provided for in accordance with the provisions of the Indenture, and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including without limitation any of the following, whether or not with notice to, or the consent of, the Partial Guarantor:

          (a)  the waiver, surrender, compromise, settlement, release, or termination of any or all of the obligations, covenants, or agreements of the Company under the Indenture or the Notes, unless the waiver, surrender, compromise, settlement, release or termination is made specifically applicable to the Partial Guarantor;

          (b)  the failure to give notice to the Partial Guarantor of the occurrence of an Event of Default;

          (c)  the waiver, compromise, or release of the payment, performance or observance by the Company of any or all of its obligations, covenants or agreements contained in the Indenture, unless such waiver, compromise or release is specifically applicable to the Partial Guarantor;

          (d)  the extension of time for payment of any principal of, premium, if any, on, or interest on any Notes or for any other payments under the Indenture or of the time for performance of any other obligations, covenants or agreements under or arising out of the Indenture, unless such extension of time is specifically applicable to the Partial Guarantor;

          (e)  the modification or amendment (whether material or otherwise) of any obligation, covenant, or agreement set forth in the Indenture or the Notes, unless such modification or amendment is specifically applicable to the Partial Guarantor;

          (f)    the taking or the omission of any of the actions referred to in the Indenture and any of the actions under the Notes;

          (g)  any failure, omission, delay, or lack on the part of the Trustee to enforce, assert or exercise any right, power or remedy conferred on the Trustee in the Indenture, or any other act or acts on the part of the Trustee or any of the Holders from time to time of the Notes;

          (h)  the voluntary or involuntary liquidation, dissolution, sale, or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting the Partial Guarantor, or the Company or any of the assets of any of them, or any allegation or contest of the validity of this Partial Guarantee in any such proceeding;

D-1

          (i)    to the extent permitted by law, the release or discharge by operation of law of the Company from the performance or observance of any obligation, covenant, or agreement contained in the Indenture, unless the Partial Guarantor is also released or discharged by operation of law;

          (j)    the default or failure of the Partial Guarantor or the Trustee fully to perform any of its obligations set forth in the Indenture or the Notes; or

          (k)  the invalidity of the Indenture or the Notes or any part thereof.

        No set-off, counterclaim, reduction, or diminution of any obligation, or any defense of any kind or nature which the Partial Guarantor has or may have against the Trustee shall be available hereunder to the Partial Guarantor against the Trustee to reduce the payments of the Partial Guarantor under this Partial Guarantee.

        The Partial Guarantor shall be released from all of its obligations under this Partial Guarantee if:

          (a)  the Partial Guarantor has sold all or substantially all of its assets or the Company and its Restricted Subsidiaries have sold all of the Capital Stock of the Partial Guarantor owned by them, in each case in a transaction in compliance with Sections 3.01(b) and 5.01 of the Indenture; or

          (b)  The Partial Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Company or another Partial Guarantor in a transaction in compliance with Section 5.01 of the Indenture;

and in each such case, the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transactions have been complied with.

        No stockholder, officer, director or incorporator, as such, past, present or future, of the Partial Guarantor shall have any liability under this Partial Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

        This Partial Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

        All terms used in this Partial Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

        Unless the certificate of authentication on the Note to which this Partial Guarantee is endorsed has been executed by or on behalf of the Trustee, by the manual signature of its, or its Authenticating Agent's, authorized signatories, this Partial Guarantee shall not be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Partial Guarantor has caused this Partial Guarantee to be duly executed.

Dated: 2002	KAISER GOVERNMENT PROGRAMS, INC.
[CORPORATE SEAL]	By:
Title
Attest:
Secretary

D-2

QuickLinks

  Exhibit 4(b)
CROSS-REFERENCE TABLE
TABLE OF CONTENTS
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE 2 THE NOTES
ARTICLE 3 OPTIONAL AND MANDATORY REDEMPTION
ARTICLE 4 COVENANTS
ARTICLE 5 SUCCESSORS
ARTICLE 6 DEFAULTS AND REMEDIES
ARTICLE 7 TRUSTEE
ARTICLE 8 DISCHARGE OF INDENTURE
ARTICLE 9 AMENDMENTS
ARTICLE 10 MISCELLANEOUS